                                                                    EXHIBIT 99.1


                             FINANCIAL PRESS RELEASE

FOR IMMEDIATE RELEASE:                              INVESTOR INQUIRIES, CONTACT:
----------------------                              C. SCOTT LITTEN
                                                    EXECUTIVE VICE PRESIDENT
                                                    CHIEF FINANCIAL OFFICER
                                                    HILLS STORES COMPANY
                                                    (617) 821-1000 EXT. 1691

                                                    MEDIA INQUIRIES, CONTACT:
                                                    KATHLEEN A. OBERT
                                                    SENIOR VICE PRESIDENT
                                                    EDWARD HOWARD & CO.
                                                    (216) 781-2400

            HILLS STORES REPORTS ITS THIRD QUARTER FINANCIAL RESULTS

         CANTON, MASSACHUSETTS, NOVEMBER 21, 1996 -- Hills Stores Company (NYSE:
HDS) today released its financial results for the third quarter and nine month periods ended November 2, 1996.

         The Company reported a net loss for its third fiscal quarter ended November 2, 1996 of $5.0 million, or $0.49 per share on a fully-diluted basis, compared with a net profit of $22.4 million, or $1.98 per share, in the third quarter last year. As was previously announced, this year's quarter included an after-tax extraordinary charge of $2.2 million, or $0.22 per share, from the early extinguishment of debt related to the refinancing of its bank credit facility. The prior year's third quarter earnings reflected a tax benefit of $20.3 million, or $1.79 per fully-diluted share, from the effect of a change in the estimated tax rate applicable to the results of previous quarters of 1995. Third quarter earnings before interest, taxes, depreciation and amortization, costs related to change in control, and other non-cash items (EBITDA) decreased to $17.6 million from $29.2 million last year.

         Total sales for the quarter ended November 2, 1996 increased by 2.9% from the previous year to $461.0 million, and comparable store sales increased by 1.5%. Gross profit decreased to $120.8 million from $124.7 million and declined as a percentage of sales to 26.2% from 27.8% last year. Selling and administrative expenses increased by $8.0 million to $103.7 million from $95.7 million in the third quarter of fiscal 1995 and rose as a percentage of sales to 22.5% from 21.4%. Interest expense decreased modestly to $13.7 million from approximately $14.0 million in the third quarter of 1995.

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

         Gregory K. Raven, President and Chief Executive Officer of Hills explained, "During back-to-school, we made a strategic decision to be more aggressive with prices in selective categories to improve our competitive position and customer traffic. Although we have been pleased with the resulting improvement in our sales trend, we were arguably more aggressive than we needed to be, which cost the Company some gross margin. In addition, markdowns this year were higher than last year due to earlier clearance of certain Fall merchandise which, last year, were delayed in an effort to pursue full-priced sales deeper into the season. Those full-priced sales did not materialize last year, resulting in higher markdowns in the fourth quarter.

         Raven continued, "Throughout the quarter, we refined our pricing and have seen an improvement in margin trend. We are confident that, in the fourth quarter, margins will stabilize closer to last year's rate, reversing the trends experienced in the first three quarters. Together with continuing sales improvements, our profitability trend should also turn around."

         Commenting on expenses, Raven added, "The increase in expenses compared with last year reflects the impact of new stores added late last year, a timing shift into the quarter of advertising and other costs, and other programs designed to improve our customer service levels and to improve our control activities. The expense levels for the quarter were less than budgeted at the start of the year. Over the past two years, except for increases in costs related to new stores, our operating expenses have decreased."

         C. Scott Litten, Executive Vice President and Chief Financial Officer of the Company added, "Our financial liquidity position continues to improve over the prior year. Outstanding revolver borrowings at November 2nd were $137 million, compared with $169 million at the end of last year's third quarter. Ongoing revolver availability at the end of the quarter was approximately $130 million, compared with about $60 million last year. Further, our revolver borrowings peaked this year at $142 million compared with $188 million last year."

         For the first nine months of fiscal year 1996, the Company reported a net loss of $32.1 million, or $3.14 per share, compared with a loss of $27.1 million, or $2.69 per share, for the same period last year. The current year net loss included the after-tax extraordinary losses of $4.2 million ($0.42 per share) from the earlier extinguishments of debt. The current year results also included a pre-tax, non-cash charge of $11.7 million ($7.2 million after tax, or $0.71 per share) for the impairment of long-lived assets. The prior year included a pre-tax charge of $43.3 million ($36.5 million after tax, or $3.62 per share) related to the July 1995, change of control. EBITDA for the first nine months was $26.5 million compared with $42.8 million for the same period last year.

         Hills Stores Company is a leading regional discount retailer operating 165 stores in 12 Mid-Western and Mid-Atlantic states.

                                     # # # #

Hills Stores Company and Subsidiaries
Notes to Condensed Statements of Operations
November 2, 1996

a) The condensed consolidated financial information should be read in conjunction with the notes to the consolidated financial statements in the Company's annual report on Form 10-K and the quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. During the fourth quarter of fiscal year 1995, the company reclassified $7.2 million, before taxes, of change in control costs from its originally reported results. The effect of the change was to decrease third quarter net earnings by $3.0 million, or $0.27 per share. In addition, the presentation of prior year-end and prior year interim financial statement amounts have been reclassified to conform with current year presentation.

b) Related to severance expenses paid to certain senior officers and employees of the Company, and legal and other expenses, associated with the July 1995 change of control. The after-tax impact of the charge was $36.5 million ($3.62 per share year to date).

c) A charge related to the Company's adoption of Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of." The after-tax impact of the charge was $7.2 million or $0.71 per share.

d) Fully-diluted average shares outstanding for the thirteen and thirty-nine weeks ended November 2, 1996 and the thirty-nine weeks ended October 28, 1995 do not include 1,040,377 and 1,260,343 shares of preferred stock, respectively, as the effect would be anti-dilutive.

e)    Additional Information: (000's)

                                                        AS OF, OR FOR THE PERIODS ENDED
                                     ---------------------------------------------------------------------
                                             QUARTER ENDED                        YEAR-TO-DATE
                                     --------------------------------     --------------------------------
                                     NOV. 2, 1996       OCT. 28, 1995     NOV. 2, 1996       OCT. 28, 1995
                                     ------------       -------------     ------------       -------------

Capital expenditures                    $8,491             $14,471           $26,158            $50,551
Other non-cash items to
  arrive at EBITDA                      $  474             $   224           $ 1,771            $   482
Cash Interest payments                  $6,848             $12,045           $32,577            $32,642

Income tax rate on pretax
  income (loss)                           56.7%                                 53.1%              58.2%
Percent to sales -
     Gross profit margin                  26.2%               27.8%             26.0%              27.2%
     SG&A                                 22.5%               21.4%             24.0%              23.7%

Number of stores-ending                    165                 164

CONDENSED CONSOLIDATED INCOME SUMMARY (UNAUDITED)
(in thousands, except per share amount)
--------------------------------------------------------------------------------------------------------------------------

                                                                       THIRD QUARTER(a)            YEAR -TO-DATE(a)
                                                                 -----------------------      ---------------------------
                                                                   1996           1995            1996            1995
                                                                 -----------------------      ---------------------------

Net Sales                                                        $460,983       $448,033      $1,219,831       $1,200,319
Cost of Sales                                                     340,152        323,339         902,046          873,574
Selling and Administrative expenses                               103,692         95,680         293,052          284,446
Depreciation and amortization                                       9,927         10,039          30,075           28,619
Costs related to change in control (b)                                                                 -           43,292
Impairment of long-lived assets (c)                                                               11,706                -
                                                                 --------       --------      ----------       ----------
     Operating earnings (loss)                                      7,212         18,975         (17,048)         (29,612)

Interest expense, net                                              13,691         13,959          42,423           35,140

Income tax provision (benefit)                                     (3,675)       (17,425)        (31,608)         (37,686)
                                                                 --------       --------      ----------       ----------
Earnings (loss) before extraordinary loss                          (2,804)        22,441         (27,863)         (27,066)

Extraordinary loss on extinguishment of debt, net                   2,232              -           4,278                -
                                                                 --------       --------      ----------       ----------
Net Loss                                                         $ (5,036)      $ 22,441      $  (32,141)      $  (27,066)
                                                                 ========       ========      ==========       ==========

Primary earnings (loss) per share-
----------------------------------

     Before extraordinary loss                                   $  (0.27)      $   2.01      $    (2.72)      $   (2.77)
     Extraordinary loss                                             (0.22)                         (0.42)
                                                                 --------       --------      ----------       ---------
     Net Income (Loss), as reported                              $  (0.49)      $   2.01      $    (3.14)      $   (2.77)
                                                                 ========       ========      ==========       ==========


Fully diluted earnings (loss) per share-
----------------------------------------

     Before extraordinary loss                                   $  (0.27)      $   1.98      $    (2.72)      $   (2.69)
     Extraordinary loss                                             (0.22)                         (0.42)
                                                                 --------       --------      ----------       ---------
     Net Income (Loss), as reported                              $  (0.49)      $   1.98      $    (3.14)      $   (2.69)
                                                                 ========       ========      ==========       ==========

Shares outstanding (d)
------------------

     Primary                                                       10,273         11,164          10,234           9,755
     Fully-diluted                                                 10,273         11,346          10,234          10,058

Earnings before interest, taxes, depreciation,
   amortization and other non-cash charges (EBITDA)              $ 17,613       $ 29,238      $   26,504       $  42,781

CONDENSED CONSOLIDATED BALANCE SHEETS(a)
================================================================================

HILLS STORES COMPANY AND SUBSIDIARIES

                                                                     (unaudited)                                      (unaudited)
                                                                      NOVEMBER 2,             FEBRUARY 3,             OCTOBER 28,
(dollars in thousands)                                                  1996                    1996                     1995
---------------------------------------------------------------------------------------------------------------------------------

ASSETS
CURRENT ASSETS:
        Cash and cash equivalents                                    $   25,013               $ 22,898               $   23,159
        Accounts receivable, net                                         72,688                 25,187                   62,776
        Inventories                                                     539,907                331,697                  518,108
        Deferred tax asset                                               34,011                 34,011                   20,923
        Income taxes                                                     33,582                      -                   37,686
        Other current assets                                              6,556                  5,352                    4,013
                                                                     ----------               --------               ----------
             Total current assets                                       711,757                419,145                  666,665

Property, equipment, capital leases, net                                297,577                304,678                  307,014
Beneficial lease rights, net                                              7,380                  8,247                    8,454
Other assets, net                                                        17,573                 15,746                   13,501
Deferred tax asset                                                        8,233                  8,233                   10,061
Goodwill, net                                                           102,138                107,514                  138,948
                                                                     ----------               --------               ----------
             TOTAL ASSETS                                            $1,144,658               $863,563               $1,144,643
                                                                     ==========               ========               ==========


LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
        Current portion of capital leases                            $    6,428               $  5,732               $    6,121
        Borrowings under the revolving credit facility                  137,000                      -                  169,000
        Accounts payable, trade                                         211,024                 87,471                  199,431
        Other accounts payable and accrued expenses                     186,631                178,852                  186,935
                                                                     ----------               --------               ----------
             Total current liabilities                                  541,083                272,055                  561,487

Long-term senior notes                                                  195,000                160,000                  160,000
Capital lease and sale/leaseback financing                              154,672                143,945                  145,140
Other liabilities                                                         6,434                  8,264                    9,118

Preferred stock, at mandatory redemption value                           20,807                 24,636                   25,206
Common shareholders' equity                                             226,662                254,663                  243,692
                                                                     ----------               --------               ----------
             TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                $1,144,658               $863,563               $1,144,643
                                                                     ==========               ========               ==========
